UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

BWX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-34658	80-0558025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Main Street, 4th Floor
Lynchburg, Virginia	24504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (980) 365-4300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BWXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2025, BWX Technologies, Inc. (“BWXT” or the “Company”) announced that Robb A. LeMasters, Executive Vice President and Chief Financial Officer (“CFO”), has stepped down as CFO. Mr. LeMasters decision is not related to any financial or accounting issue or any disagreement with the Company or any matter relating to its operation, policies or practices. He will continue with the Company as Special Advisor to the Chief Executive Officer (“CEO”) to assist with the transition.

The Company and Mr. LeMasters entered into a Transition Agreement (“Agreement”) on May 11, 2025, which provides that Mr. LeMasters will (i) continue to receive his current salary in his role as Special Advisor to the CEO through March 2, 2026 (“Separation Date”), totaling $494,795; (ii) not participate in the Company’s annual incentive plan for 2025; (iii) not participate in the 2026 annual or long-term incentive plans; (iv) receive a cash retention bonus of $105,205 and certain benefit payments on or after the Separation Date, provided that he executes and does not revoke a release of claims against the Company and that he remains employed with the Company through the Separation Date; and (v) continued participation in certain of our employee benefit plans (subject to the terms and conditions of such plans). Equity awards previously granted to Mr. LeMasters will continue to vest upon the terms set forth in the respective award agreements.

On May 9, 2025, the Company’s Board of Directors (“Board”) unanimously appointed Michael T. Fitzgerald to succeed Mr. LeMasters as the Company’s Interim Senior Vice President and CFO, effective May 12, 2025. Mr. Fitzgerald has served as Vice President, Finance and Chief Accounting Officer since September and October, 2021, respectively. Mr. Fitzgerald, 41, previously led the Aerospace & Defense Practice at MorganFranklin Consulting, LLC, a management advisory firm specializing in technical accounting, financial reporting and related matters since 2018. Prior to that, he served as Audit Senior Manager at Deloitte & Touche LLP from 2012 to 2018. In his new role, Mr. Fitzgerald will receive a 27% increase in his annual base salary; will be eligible to receive an annual non-equity incentive award with a target equal to 55% of his base salary; and a 100% increase in his long-term equity incentive plan annual target in 2026 or as otherwise determined by the Compensation Committee of the Board. Mr. Fitzgerald’s compensation was established based on the Company’s executive compensation philosophy with consideration of the market rate of the Company’s peer group companies as described in its proxy statement for the 2025 annual meeting filed with the Securities and Exchange Commission on March 19, 2025.

Item 7.01	Regulation FD Disclosure

A copy of the May 12, 2025 press release issued by the Company announcing the CFO transition is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that Section. Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated May 12, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Ronald O. Whitford, Jr.
Ronald O. Whitford, Jr.
Senior Vice President, General Counsel and Secretary

May 12, 2025